UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:  September 10, 2004

Commission file number 1-8572

TRIBUNE COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-1880355 (I.R.S. Employer Identification No.)

435 North Michigan Avenue Chicago, Illinois (Address of principal executive offices)	60611 (Zip code)

Registrant's telephone number, including area code:  (312) 222-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

On September 10, 2004, Tribune Company (the “Company”) issued a press release updating previously reported circulation figures for Newsday and Hoy, New York for the twelve-month period ended September 30, 2003 and the six-month period ended March 31, 2004. The Company also increased its estimate of the total pretax cost to settle advertiser claims relating to reduced circulation at Newsday and Hoy, New York from $35 million to $80-95 million.

A copy of the press release, which includes further details about these matters, is attached as Exhibit 99 and is incorporated herein by reference.

ITEM 9.01(c) EXHIBITS.

Exhibit 99         Press Release of Tribune Company dated September 10, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIBUNE COMPANY (Registrant)
Date: September 10, 2004	/s/ R. Mark Mallory R. Mark Mallory Vice President and Controller